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Exhibit 10.20

INDEMNIFICATION AGREEMENT

        This Indemnification Agreement (the "Agreement"), dated as of                            , 2006, is made by and between Willdan Group, Inc., a Delaware corporation (the "Corporation"), and Linda L. Heil, Trustee of the 1994 Dan W. Heil and Linda Lee Heil Revocable Trust (the "Indemnitee").

RECITALS

        A.    On or about the date hereof, the Corporation, the Indemnitee and Wedbush Morgan Securities, Inc. ("Wedbush"), on behalf of the underwriters named therein (the "Underwriters"), have entered into an Underwriting Agreement (the "Underwriting Agreement") pursuant to which the Company and Indemnitee are selling to the Underwriters shares of the Company's Common Stock pursuant to the Company's initial public offering (the "Offering"). Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Underwriting Agreement.

        B.    In order to agree to enter into the Underwriting Agreement, Wedbush requires that, in the Underwriting Agreement, Indemnitee make certain representations and warranties relating to the Corporation and to agree to indemnify the Underwriters for certain liabilities under the Act in connection with the Offering.

        C.    In order to induce Indemnitee to enter into the Underwriting Agreement and make representations, warranties and covenants to the Underwriters relating to the Corporation, and to agree to indemnify the Underwriters, the Corporation is willing to make certain representations, warranties and covenants to the Indemnitee, and to indemnify the Indemnitee for certain liabilities, all on the terms provided more specifically herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

        Section 1.    Representations, Warranties and Covenants.    The Corporation represents, warrants and covenants that (a) the representations and warranties made to the Underwriters by the Corporation set forth in Section 1(b) of the Underwriting Agreement are true and correct as of the date hereof and will be true and correct as of the Time of Delivery and (b) the covenants of the Corporation under the Underwriting Agreement to be performed by the Corporation will be fully performed by the Corporation by the time such performance is due under the Underwriting Agreement.

        Section 2.    Indemnification.

          (a)   The Corporation agrees to indemnify, defend and hold harmless the Indemnitee from and against any loss, damage, expense, liability or claim (including any legal or other expenses incurred in connection with investigating any claims and defending any actions) which, jointly or severally, the Indemnitee may incur under the Act, the Exchange Act, any other statute, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (i) arises out of or is based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or on behalf or with the consent of the Corporation for distribution to Directed Share

  Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) is or was caused by the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares that the Directed Share Participant has agreed to purchase, or (iv) otherwise arises out of or is based upon the Directed Share Program; provided, however, that with respect to clause (i) of this paragraph, the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Corporation by Indemnitee expressly for use therein, as described in Section 14(b) of the Underwriting Agreement.

          (b)   In case any proceeding (including any governmental investigation) shall be instituted involving the Indemnitee in respect of which indemnity may be sought pursuant to Section 2(a) hereof, the Indemnitee shall promptly notify the Corporation in writing, provided that the omission of the Indemnitee so to notify the Corporation of any such proceeding shall not relieve the Corporation from any liability which it may have to the Indemnitee on account of the indemnity agreement contained in Section 2(a) or otherwise. The Corporation, upon request of the Indemnitee, shall retain counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee and any others the Corporation may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, the Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnitee, unless (i) the employment of such counsel has been authorized by the Corporation in connection with the defense of such action, (ii) the Indemnitee shall have been advised by such counsel that there are material legal defenses available to it, which are different from, conflicting with, or additional to those available to the Corporation, (iii) a conflict of interest arises between the Corporation and the Indemnitee, or (iv) the Corporation shall not have employed counsel reasonably satisfactory to the Indemnitee within a reasonable time after notice of commencement of such action, in any of which event, such fees and expenses shall be borne by the Corporation. It is understood that the Corporation shall not, in respect of the legal expenses of the Indemnitee in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for the Indemnitee and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Indemnitee. The Corporation shall not be liable for any settlement of any proceeding effected without its consent, which shall not be unreasonably delayed or denied, but if settled with such consent or if there be a final judgment for the plaintiff, the Corporation agrees to indemnify the Indemnitee from and against any loss or liability by reason of such settlement or judgment. The Corporation shall not, without the prior consent of the Indemnitee, effect any settlement of any pending or threatened proceeding in respect of which the Indemnitee is or could have been a party and indemnity could have been sought hereunder by the Indemnitee, unless such settlement (i) includes an unconditional release of the Indemnitee from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnitee.

          (c)   To the extent the indemnification provided for in Section 2(a) is unavailable to the Indemnitee or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Corporation under such Section, in lieu of indemnifying the Indemnitee thereunder, shall contribute to the amount paid or payable by the Indemnitee as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Corporation, on the one hand, and of the Indemnitee, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Corporation, on the one hand, and the Indemnitee, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or by the Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (d)   The parties agree that it would not be just or equitable if contribution pursuant to this Section 2 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 2(c). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 2 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (e)   The indemnity and contribution provisions contained in this Section 2 and the representations, warranties and covenants of the Corporation contained in Section 1 shall remain operative and in full force and effect regardless of (i) any termination of the Underwriting Agreement, (ii) any investigation made by or on behalf of the Indemnitee or any person controlling the Indemnitee and (iii) acceptance of and payment for any of the shares of the Corporation's Common Stock pursuant to the Offering.

        Section 3.    Savings Clause.    If any provision or provisions of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.

        Section 4.    Form and Delivery of Communications.    Any notice, request or other communication required or permitted to be given to the parties under this Agreement shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

    If to the Corporation:
    Willdan Group, Inc.
    2401 East Katella Avenue, Suite 300
    Anaheim, California 92806
    Attn: President
    Facsimile: (714) 940-4920

    If to Indemnitee:
    Linda Heil, Trustee
    1994 Dan W. Heil and Linda Lee Heil Revocable Trust
    1670 Amate Drive
    La Habra Heights, California 90631
    Facsimile:

        Section 5.    Nonexclusivity.    The provisions for indemnification and other rights of Indemnitee set forth in this Agreement shall not be deemed exclusive of any other rights ("Other Rights") which

Indemnitee or Indemnitee's trustees or persons in control of Indemnitee within the meaning of Section 15 of the Act or Section 20 of the Exchange Act which Indemnitee may have under any other agreements, provision of law, the Corporation's Certificate of Incorporation or Bylaws, in any court in which a proceeding is brought, the vote of the Corporation's stockholders or disinterested directors, or otherwise, and Indemnitee's rights hereunder shall inure to the benefit of the trustees, successors and assigns of Indemnitee. The rights of Indemnitee under this Agreement shall be cumulative with, and supplemental to, such Other Rights and shall not be interpreted to restrict or limit such Other Rights, and vice versa.

        Section 6.    Enforcement.    The Corporation shall be precluded from asserting in any judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court of competent jurisdiction in which a proceeding by Indemnitee for enforcement of Indemnitee rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Corporation to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Corporation of its obligations under this Agreement.

        Section 7.    Interpretation of Agreement.    It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

        Section 8.    Entire Agreement.    This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement, provided, however, that this Agreement does supersede or affect the Other Rights and all other agreements and documents related thereto as provided above.

        Section 9.    Modification and Waiver.    No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        Section 10.    Successor and Assigns.    All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, trustees, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

        Section 11.    Service of Process and Venue.    For purposes of any claims or proceedings to enforce this agreement, the Corporation consents to the jurisdiction and venue of any federal or state court of competent jurisdiction in the state of California, and waives and agrees not to raise any defense that any such court is an inconvenient forum or any similar claim.

        Section 12.    Governing Law.    This Agreement shall be governed exclusively by and construed according to the laws of the State of California, as applied to contracts between California residents entered into and to be performed entirely within California. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than California govern indemnification by the Corporation under these circumstances, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

        Section 13.    Legal Representation.    Indemnitee acknowledges that, although Snell & Wilmer L.L.P. has advised and represented the Indemnitee in connection with the entering into of the Underwriting Agreement, Snell & Wilmer L.L.P. has only represented the Corporation and the interests of the Corporation with respect to the preparation and execution of this Agreement. The Indemnitee acknowledges Snell & Wilmer L.L.P. is not representing the Indemnitee with respect to this Agreement. The Indemnitee further acknowledges that it is entitled to, has been encouraged to and has been afforded the opportunity to consult with its own independent legal counsel of its choice regarding the terms, conditions and legal effects of this Agreement, as well as the advisability and propriety thereof. Indemnitee hereby acknowledges its understanding of, and consent to, the representation of the Corporation by Snell & Wilmer L.L.P. as described above.

        Section 14.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

        Section 15.    Headings.    The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

Willdan Group, Inc., a Delaware corporation
By
Name:
Title:
Linda Lee Heil Revocable Trust Linda L. Heil as Trustee of the 1994 Dan W. Heil and Linda Lee Heil Revocable Trust

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  Exhibit 10.20
INDEMNIFICATION AGREEMENT
RECITALS
AGREEMENT